Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-___) pertaining to the 1996 Stock Plan of VCampus Corporation (formerly UOL Publishing, Inc.) of our report dated February 26, 1999, except for Note 10, as to which the date is March 22, 1999, with respect to the consolidated financial statements of VCampus Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1998.

                                              /s/ Ernst & Young LLP

Vienna, Virginia
November 5, 1999